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                                                                  Exhibit 99.2h3

                    SALOMON BROTHERS HIGH INCOME FUND II INC

                                [66,666] SHARES

                                  COMMON STOCK

                              -------------------

                               SELLING AGREEMENT
                               -----------------



                                          May [ ], 1998



[Selected Dealer Address]



Dear Ladies and Gentlemen:

          In connection with the offering of the above-captioned shares of common stock (the "Shares") of Salomon Brothers High Income Fund II Inc (the "Fund"), the undersigned, as representa tives (the "Representatives") of the underwriters of the Shares (the "Underwriters"), have reserved, on behalf of the several Underwriters, a portion of the Shares for sale to selected securities dealers ("Selected Dealers") at the public offering price stated on the cover
page of the enclosed Prospectus dated [    ], 1998, minus the selling concession
stated in the Pro spectus under the caption "Underwriting" (the "Selling Conces sion"). Salomon Brothers Asset Management Inc, the investment manager to the Fund, has agreed to pay compensation in addition to the Selling Concession to the Underwriters participating in this transaction. From such payment, the Underwriters will pay or allow to the Selected Dealers in connection with the sales of the Shares in the offering an amount which, when combined with the Selling Concession, will equal an aggregate gross amount of $___ per Share purchased by Selected Dealers (the "Concession"). We are pleased to invite you to participate in this offering as a Selected Dealer.
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     1.   Sales to Selected Dealers.  We are advising you by telegram of the number of Shares reserved for purchase by you. Please advise Salomon Smith Barney, 1345 Avenue of the Americas, 26th Floor, New York, New York 10105 (Attention: Corporate Syndi cate Department), by the time specified in such telegram, of your acceptance of the Shares reserved for you. Notice of acceptance received after the time specified and any application for addi tional Shares will be treated as a subscription for Shares. Subscription books may be closed by us at any time in our discre tion without notice, and the right is reserved to reject any subscription in whole or in part. Notification of allotments against the rejections of subscriptions will be made as promptly as practicable. Sales of Shares to you will be subject to the terms and conditions set forth in the Prospectus. In purchasing Shares, you must rely only on the Prospectus, the receipt of which you acknowledge, and on no other statements whatsoever, written or oral.

     2. Offering Provisions. Shares purchased by you shall be promptly reoffered to the public at $15.00 per Share except that an amount not exceeding $___ per Share may be allowed to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740(c) of the Rules of Conduct of the National Association of Securities Dealers, Inc. ("NASD") and who are members in good standing of the NASD or are foreign dealers, not eligible for membership in the NASD, who represent to you that they will promptly reoffer the Shares to the public at $15.00 per Share and will abide by the conditions with respect to foreign brokers and dealers set forth in the first paragraph of Section 5 hereof.

     If we purchase on the open market, for the account of any of the Underwriters, Shares sold to you, we may charge to your account the full Concession for each Share so purchased, together with any broker's commission, if any, and transfer tax paid in connection with such purchase, and you agree to pay such amounts to us on demand. Alternatively, we may withhold payment of all or any part of the Concession for a period of time and may deter mine not to pay the Concession with respect to the Shares so purchased by us on the open market. You will advise us from time to time, at our request, of the number of Shares purchased by you hereunder remaining unsold and you agree to sell to us, at our request, for the account of one or more of the Underwriters, such number of such unsold Shares as we may designate, at $15.00 per Share less an amount to be determined by us, not in excess of the full Concession.

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     3.   Delivery and Payment.  Shares purchased by you hereun der shall be paid for in full at $15.00 per Share or, if we shall so advise you, at such price less all or any part of the Conces sion, at the office of Salomon Smith Barney, 338 Greenwich Street, New York, New York 10013, at such time and on such day as we may advise you, by certified or bank cashier's check payable in New York Clearing House funds to the order of Salomon Smith Barney against delivery of certificates evidencing the Shares. Notwithstanding the foregoing, at our discretion, payment for and delivery of Shares purchased by you hereunder will be made through the facilities of the Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in our telegram to you, or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date. If you are called upon to pay $15.00 per Share for the Shares purchased by you the Concession will be paid to you, less any amounts charged to your account pursuant to Section 2 above, after termination of this Agreement. Delivery instructions must be in our hands at such address and at such time as we request.

     4. Termination. Selected Dealers will be governed by the conditions set forth herein until this Agreement is terminated. We will advise you of the date and time of termination of this Agreement or of designated provisions hereof.

     5. Position of Selected Dealers and Underwriters. You represent that you are actually engaged in the investment banking or securities business and are a member in good standing of the NASD or that you are a foreign dealer, not eligible for member ship in the NASD, which agrees not to offer or sell any Shares in, or to persons who are nationals or residents of, the United States of America. In making sales of Shares, if you are such a member, you agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and Rule 2740 of the NASD's Rules of Conduct, or, if you are a foreign dealer, you agree to comply with such Interpretation and Rules 2730, 2740 and 2750 of such Rules of Conduct as though you were such a member, and with Rule 2420 as that Rule applies to a non-member broker or dealer in a foreign country. You also confirm that you have complied and will comply with the prospectus delivery require ments of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended including Rule 15c2-8(b) which requires all participating dealers to distribute a copy of the Preliminary Prospectus

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relating to the Shares to each Person to whom they expect to confirm a sale of the Shares not less than 48 hours prior to the time they expect to mail such confirmation. You are not autho rized to give any information or make any representations other than those contained in the Prospectus, or to act as agent for the Fund, any Underwriter or the undersigned. Notwithstanding the termination of the Agreement, you shall remain liable for your proportionate amount of any claim, demand or liability which may be asserted against you alone, or against you together with other dealers purchasing Shares upon the terms hereof, or against the undersigned, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other separate entity. As Representatives of each of the Underwriters, the undersigned have full authority to take such action as may seem advisable to us in respect to all matters pertaining to the offering of the Shares. Neither we, as Representatives of the Underwriters, nor any of the Underwriters shall be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Securities Act of 1933, as amended. No obligations on our part will be implied or inferred herefrom. Each of the Underwriters has authorized us to over-allot in arranging for sales of the Shares to the Selected Dealers and to purchase and sell Shares for long or short account. All communications to the undersigned relating to the subject matter of this Agreement should be addressed to Salomon Smith Barney, 1345 Avenue of the Americas, 26th Floor, New York, New York 10105 (Attention: Corporate Syndi cate Department), and any notices to you shall be deemed to have been duly given if mailed or telegraphed to you at such address as you shall indicate on the last page of this Agreement or, if you shall not so indicate, the address shown on the first page of this Agreement.

     6. Blue Sky Matters. Neither we, as Representatives of the Underwriters, nor any of the Underwriters will have any responsibility with respect to the right of any dealer to sell Shares in any jurisdiction, notwithstanding any information we may furnish in that connection. Please confirm your agreement to the foregoing by signing in the space provided below and return ing to us the enclosed counterpart of this Agreement.

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

                              SALOMON SMITH BARNEY
                              [                        ]
                              As Representatives of the
                                Several Underwriters

                              By: SALOMON SMITH BARNEY



                              By:________________________________
                                 Name:
                                 Title:


Confirmed as of the above date.


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By:______________________________


Address:


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